EXHIBIT 10.3

REVOLVING LINE OF CREDIT NOTE

Up to $800,000	___________________, 2017

San Antonio, Texas

FOR VALUE RECEIVED, Competitive Companies, Inc., a Nevada corporation (the "Borrower" or the "Maker"), hereby promises to pay to the order of Wytec International, Inc., a Nevada corporation ("Lender") at San Antonio, Texas, the principal sum equal to the amount outstanding from time to time indicated on Schedule A of this note (the "Note") reflecting advances made by the Lender to the Maker under this Note, not to exceed eight hundred dollars ($800,000), bearing simple interest on outstanding principal at the rate of five percent (5%) per annum, computed on the basis of the actual number of days elapsed in a year of 365 days, with all principal and all accrued but unpaid interest due and payable in full on demand (the "Maturity Date").  Repayments on this Note will be applied first to amounts owed pursuant to Section 6 of this Note, if any, then to accrued but unpaid interest, then to outstanding principal.

The following is a statement of the rights of Lender and the conditions to which this Note is subject, and to which Lender, by acceptance of this Note, agrees:

1. Advances Under This Note.  Maker has the right to draw on this Note and make borrowings from the Lender in accordance with its terms and conditions, up to a maximum of $800,000 of principal, by giving two (2) business days prior written notice to the Lender of a request for borrowings, subject to the express written agreement of the Lender, which Lender may give or decline to give in its sole and absolute discretion, for any reason or no reason.  The principal amount outstanding on this Note from time to time is set forth on Schedule A hereto, which will be updated by the Lender as advances under this Note are made and outstanding amounts owed are repaid.

2. Right of Prepayment.  Borrower may prepay all or any portion of the principal, interest and any other amount due under this Note prior to the Maturity Date without premium or penalty.

3. Default.  Any of the following shall constitute an "Event of Default" under this Note:

  Unless waived in writing by Lender, the failure of Borrower to make any payment of principal or interest required hereunder within ten (10) days of the due date for such payment;

  Any material representation, warranty or statement made or furnished by the Borrower in this Note shall be false or misleading in any material respect on the date made;

  The failure of Borrower to fully observe or perform any other term, condition, covenant, obligation, condition or agreement contained in this Note and (i) such failure shall continue for fifteen (15) days after the Borrower receives written notice thereof from Lender, or (ii) if such failure is not curable within such 15-day period but is reasonably capable of cure, the Borrower shall not have commenced a cure in a manner reasonably satisfactory to Lender within the initial 15-day period or at any time thereafter ceases to use commercially practicable efforts to effect such cure;

  A material default or material event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under any other material agreement, lease, loan, document or instrument to which the Borrower is obligated to Lender;

  The Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) cease operations of its business as presently conducted, (iv) make a general assignment for the benefit of its creditors, (v) be dissolved or liquidated, (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, (vii) be adjudicated bankrupt or insolvent, (viii) file a petition seeking to take advantage of any other law providing for the relief of debtors, or (ix) take any action for the purpose of effecting any of the foregoing; or

  The commencement of proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Borrower or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Borrower or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement.

4. Notice of Events of Default; Rights of Lender Upon Default.  The Borrower shall furnish to Lender, promptly upon the occurrence thereof, written notice of the occurrence of any Event of Default hereunder.  Immediately upon the occurrence or existence of any Event of Default and at any time thereafter during the continuance of such Event of Default, unless such Event of Default has been waived by Lender in writing, all outstanding obligations payable by the Borrower hereunder shall be immediately due and payable without presentment, demand, protest, notice of default, nonpayment or dishonor, or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding.  Upon an Event of Default, all unpaid obligations under this Note shall bear interest at the default rate of twelve percent (12%) per annum.  In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, unless such Event of Default has been waived by Lender in writing, Lender may exercise any other right, power or remedy permitted to it by law, either by suit in equity or by action at law, or both.

5.  Representations and Warranties of the Borrower.  The Borrower represents and warrants to Lender that:

  Organization, Good Standing, Corporate Power and Qualification.  The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as presently conducted.  The Borrower is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect.

  Authority.  The execution, delivery and performance by the Borrower of this Note and the consummation of the transactions contemplated hereby and thereby (i) are within the power of the Borrower; and (ii) have been duly authorized by all necessary actions on the part of the Borrower.

  Enforceability.  This Note has been, or will be, duly executed and delivered by the Borrower and constitutes, or will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

  Non-Contravention.  The execution and delivery by the Borrower of this Note and the performance and consummation of the transactions contemplated hereby and thereby do not and will not: (i) violate the Borrower's Articles of Incorporation or Bylaws (the "Charter Documents") or any material judgment, order, writ, decree, statute, rule or regulation applicable to the Borrower; (ii) violate, in any material respect, any provision of, or result in the breach or the acceleration of, or entitle any other person to accelerate (whether after the giving of notice or lapse of time or both), any mortgage, indenture, agreement, instrument or contract to which the Borrower is a party or by which it is bound; (iii) result in the creation or imposition of any lien upon any property, asset or revenue of the Borrower or the suspension, revocation, impairment, forfeiture, or nonrenewal of any permit, license, authorization or approval applicable to the Borrower, its business or operations, or any of its assets or properties; or (iv) violate or breach any obligations of the Company providing any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Note.

  Disclosure.  The Borrower has made available to Lender all of the information reasonably available to the Borrower that Lender has requested for deciding whether to purchase this Note.  No representation or warranty of the Borrower contained in this Note or in any information provided by the Borrower to Lender contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

6.  Costs of Collections.  Lender shall be entitled to collect reasonable attorney's fees and costs from the Borrower, as well as other costs and expenses reasonably incurred, in curing any default or attempting collection of any payment due on this Note.

7.  Payment.  This Note shall be payable in lawful money of the United States.

8. Place of Payment.  All payments on this Note are to be made or given to Lender at the address provided to the Borrower or to such other place as Lender may from time to time direct by written notice to the Borrower.

9.  Waiver.  The Borrower, for itself and its successors, transfers and assigns, waives presentment, dishonor, protest, notice of protest, demand for payment and dishonor in nonpayment of this Note, bringing of suit or diligence of taking any action to collect any sums owing hereunder or in proceeding against any of the rights and properties securing payment hereunder.

10. Severability.  If any provision of this Note or the application thereof to any persons or entities or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Note shall not be deemed affected thereby and every provision of this Note shall be valid and enforceable to the fullest extent permitted by law.

11. No Partner.  Lender shall not become or be deemed to be a partner or joint venturer with Borrower by reason of any provision of this Note.  Nothing herein shall constitute Borrower and Lender as partners or joint venturers or require Lender to participate in or be responsible or liable for any costs, liabilities, expenses or losses of Borrower.

12. No Waiver.  The failure to exercise any rights herein shall not constitute a waiver of the right to exercise the same or any other right at any subsequent time in respect of the same event or any other event.

13.  Nonrecourse.  In the event that the Borrower defaults on this Note, Lender shall look solely to the Borrower for repayment and none of the members, officers, directors or affiliates of the Borrower shall have any personal liability for payment hereunder

14. Governing Law and Venue.  This Note shall be governed by and construed solely in accordance with the laws of the State of Texas without giving effect to applicable conflict of laws provisions. Borrower and Lender agree that the sole jurisdiction and venue for any litigation arising out of the Note involving Borrower or Lender shall be in the appropriate federal or state court located in Bexar County, Texas.

15. Entire Agreement.  This Note contains the entire understanding and agreement between the parties with respect to the subject matter herein and may not be altered or amended except by the written agreement of the parties.

16. Counterparts.  This Note may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Facsimile executions of this Note shall be deemed original.

IN WITNESS WHEREOF, Borrower has executed this Note as of the date first hereinabove written.

COMPETITIVE COMPANIES, INC.,

a Nevada Corporation

By:

        William H. Gray, Chief Executive Officer

Acknowledged and Agreed:

Wytec International, Inc.,

A Nevada corporation

By:

William H. Gray, Chief Executive Officer

Schedule A to Note

Dated _____, 2017

Payable By Competitive Companies, Inc.

to Wytec International Inc.

Date of Advance or Repayment	Amount of Advance	Amount of Repayment	Cumulative Outstanding Balance